EXHIBIT 99.1
DTE Energy Company
One Energy Plaza, Detroit, MI 48226-1279

Aug 9, 2011
Earley leaving DTE Energy to become CEO at PG&E; Anderson elected DTE Energy Chairman of the Board while retaining current role as President & CEO
Anderson’s strong leadership creates an opportunity for Earley to take on a new challenge
DETROIT — DTE Energy Executive Chairman Anthony F. Earley Jr. will retire from DTE Energy on September 12 and become the Chairman, CEO, and President of PG&E Corporation, the parent company of California utility Pacific Gas & Electric, effective September 13. On September 12, current DTE Energy President and Chief Executive Officer Gerard M. Anderson will assume an additional role as Chairman of the Board, taking the final step in a carefully planned and executed transition of leadership at the company. Anderson will retain his current role as President and CEO.
“DTE Energy is a great company and I have had seventeen and a half years of good memories, but my work here is done,” said Earley. “I am proud of what we have accomplished during my time at the company for our customers, our investors, and our employees.”
Earley said he was able to accept this new opportunity because of his high level of confidence in Anderson and the DTE Energy leadership team.
“The current leadership team is the best in the industry and they have demonstrated their abilities to be successful,” he said. “I can leave knowing the company is in good hands. Although it is hard to leave both the people and the community I have grown to love and call home, I am proud of the legacy I am leaving behind and looking forward to working with the leadership team at PG&E to achieve this same level of success there.”
Anderson, 53, was elected as President and CEO of DTE Energy in September 2010, after assuming increasing responsibility over the past several years. Gerry Anderson Bio He led the work to define the company’s priorities in recent years, and says the company’s strategies and objectives will remain the same.
“I take great pride in leading a company that has been an important part of the fabric of our home state for well over a century,” said Anderson. “We are now investing heavily to meet the energy needs of the next century, both in Michigan and across the country. As we do that, we are working hard to improve the experience of our customers and to continuously improve our operations. This focus has provided strong results for both our investors and those we serve.”
“The transition to Gerry’s leadership last September has progressed smoothly, and the board is confident in his ability to take on this additional role,” said Eugene Miller, retired Chairman and CEO of Comerica Inc. and presiding director of the DTE Energy board of directors. “We are grateful for the leadership Tony has provided. He is leaving a legacy of service and excellence, and we wish him the best as he moves on to serve in a new capacity.”

Anderson said DTE Energy has an important role to play in being a force for growth and prosperity in the communities it serves and the state. He noted the company’s ongoing efforts to increase support for Michigan suppliers and invest heavily in Michigan and the broader region to help create new jobs.
He also cited examples of DTE Energy’s commitment to Detroit and other communities it serves, including incentives for employees who want to move closer to the company’s Detroit headquarters as part of the recently announced Live Downtown program and the move of its call center to Detroit.
“Tony has been a great mentor and friend, and I am grateful to have had the opportunity to work so closely with him,” said Anderson. “He has left a lasting impression on me and all of our employees regarding the vital role we play in our communities.”
Earley, 62, has worked at DTE Energy for over 17 years. He took on the role of executive chairman in September 2010. Prior to that, he had been CEO and chairman of the board since 1998, and was president and COO from 1994 through 1998. Tony Earley Bio
DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan; MichCon, a natural gas utility serving 1.2 million customers in Michigan; and other non-utility energy businesses focused on gas storage and pipelines, unconventional gas production, power and industrial projects, and energy trading. Information about DTE Energy is available at www.dteenergy.com and at www.twitter.com/dte_energy.
Pacific Gas & Electric serves over 5 million electric and 4 million gas customers.
# # #
For further information, members of the media may contact:
Len Singer (313) 235-8809
Alejandro Bodipo-Memba (313) 235-3202

DTE Energy Company
One Energy Plaza, Detroit, MI 48226-1279

Gerard M. Anderson President & Chief Executive Officer DTE Energy
Gerard M. Anderson, 53, is president and chief executive officer of DTE Energy (NYSE:DTE), a Detroit-based diversified energy company. DTE Energy owns Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan and Michigan Consolidated Gas Company (MichCon), a natural gas utility serving 1.2 million customers in more than 550 communities throughout Michigan. DTE Energy also owns several nationwide non-utility companies engaged in providing energy services to large industrial customers, the transportation and storage of fuels such as natural gas and coal, energy trading and the development of unconventional gas resources.
Anderson joined DTE Energy as vice president of non-utility business in 1993. As chief executive officer of DTE Biomass Energy, DTE Energy Services and DTE Coal Services, he led efforts to expand the company’s landfill gas power generation business, to supply projects and services to large industrial, institutional and commercial clients, and to provide coal and transportation services to utilities and industrial customers. In April 1997, he became executive vice president, DTE Energy, where he directed the company’s power generation, power marketing, fuel supply and marketing activities.
He was named president of DTE Energy in 2004 and assumed the responsibilities of chief operating officer in 2005. He has been the architect and leader of the company’s strategy to focus on cost and operational excellence in the utility businesses and develop its non-regulated businesses.
Prior to joining DTE Energy, Anderson was a senior consultant at McKinsey & Co., Inc., an international management consulting firm, from 1988 to 1993. There he worked closely with clients’ senior management, focusing on the energy sector and financial institutions. From 1986 through 1987, he was employed with an economic forecasting group, The Research Seminar in Quantitative Economics, and the U.S. Congressional Budget Office. Anderson also worked at R.T.K.L Associates, Inc. and The Collaborative, Inc., serving as an engineer and project manager for these two architectural/engineering firms from 1981 to 1985.
Anderson earned a bachelor of science degree in civil engineering at the University of Notre Dame. He also earned a master of business administration degree and a master of public policy degree from the University of Michigan.
Anderson is the former chairman of the Center for Energy and Economic Development and the EEI Committee on Environment. He is a member of the board of directors of The Andersons, a diversified public company focused on agricultural markets. He also is involved in various local community and civic activities, serving on the board of trustees of The Nature Conservancy, Michigan chapter; chairman of the Michigan Greenways Initiative; and as a member of the executive committee of The Parade Company. He also serves on The Henry Ford board of trustees, the McGregor Fund board of trustees, the board of Business Leaders for Michigan and the corporate advisory board of the University of Michigan Ross School of Business.

DTE Energy Company
One Energy Plaza, Detroit, MI 48226-1279

Anthony F. Earley Jr. Executive Chairman of the Board, DTE Energy
Anthony F. Earley, 62, is executive chairman of the board of DTE Energy (NYSE: DTE), a Detroit-based diversified energy company. DTE Energy owns Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan and Michigan Consolidated Gas Company (MichCon), a natural gas utility serving 1.2 million customers in more than 550 communities throughout Michigan. DTE Energy also owns several nationwide non-utility companies engaged in providing energy services to large industrial customers, the transportation and storage of fuels such as natural gas and coal, energy trading and the development of unconventional gas resources.
Earley has served in many leadership positions in the utility industry. As chairman of the Edison Electric Institute (EEI), the trade association of investor utilities, he was actively involved in the development of national policies on energy, the environment and climate change issues. As a former Chair of the Nuclear Energy Institute, he has played an active role in revitalizing the nuclear industry in the United States.
Earley joined DTE Energy as president and chief operating officer in March 1994. He served as chairman and chief executive officer of the company from 1998 until September 2010. In 2010, he stepped down as CEO and remains as executive chairman. From 1989-1994, Earley was president and chief operating officer of the Long Island Lighting Co. (LILCO), an electric and gas utility in New York. Prior to 1989, he served LILCO in several other positions, including executive vice president and general counsel. Earley joined LILCO in 1985 from the law firm of Hunton & Williams, where he had been a partner in that firm’s energy and environmental team.
Earley earned a bachelor of science degree in physics, a master of science degree in engineering and a law degree, all from the University of Notre Dame. He served as an officer in the United States Navy nuclear submarine program where he was qualified as a chief engineer officer.
Earley serves on the board of directors of Ford Motor Company, MASCO Corporation, the Nuclear Energy Institute, Business Leaders for Michigan (formerly Detroit Renaissance), United Way for Southeastern Michigan and Cornerstone Schools. He is chairman of the board of Henry Ford Health Systems, and serves on the advisory board for the College of Engineering for the University of Notre Dame and the listed member advisory board for the New York Stock Exchange.